EXHIBIT 99.1

                            GREATER COMMUNITY BANCORP
                    55 Union Boulevard, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816



                              FOR IMMEDIATE RELEASE



                                                       CONTACT: GEORGE E. IRWIN
                                                                      PRESIDENT
                                                           (973) 942-1111 X1018
                                                                   SYMBOL: GFLS




     Totowa, NJ, June 20, 2001 - John L. Soldoveri, Chairman of Greater Community Bancorp(R), announced today an increase in the annual dividend rate on the company's common stock to $.34 per share. A quarterly cash dividend of $.085 per share will be paid on July 31, 2001 to shareholders of record on July 13, 2001 after the payment of a 5% common stock dividend. These actions taken together represent a 19% increase in the annual cash return to shareholders



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